                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):        November 15, 1999



                           SANTA FE GAMING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



      Nevada                      1-9481                       88-0304348
 (STATE OR OTHER             (COMMISSION FILE               (I.R.S. EMPLOYER
  JURISDICTION OF                 NUMBER)                  IDENTIFICATION NO.)
  INCORPORATION)



                4949 North Rancho Drive, Las Vegas, Nevada 89130
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (702) 658-4300




                                      None
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.  OTHER EVENTS.

SALE OF HENDERSON PROPERTY

          On November 17, 1999, Santa Fe Gaming Corporation ("SFGC") announced that its subsidiary Sahara Las Vegas Corp ("SLVC"), sold its approximate 40 acre parcel of real property in Henderson, Nevada to Station Casinos Inc., ("STN"). In connection with the sale, SLVC, SFGC and Santa Fe Hotel Inc., another subsidiary of SFGC ("SFHI"), entered into non-compete agreements with STN and SFGC and SFHI granted rights of first refusal with respect to the Santa Fe Hotel assets and securities. The total consideration received was approximately $37.2 million. In connection with the sale of the Henderson property, SLVC and its lenders amended the Note Purchase Agreement governing SLVC's indebtedness pursuant to which the lenders agreed to release the lien on the Henderson property securing the obligations. A copy of the Second Amendment to Second Amended and Restated Note Purchase Agreement is filed as Exhibit 10.95 to this Current Report on Form 8-K.

         Copies of the Purchase and Sale Agreement, the Right of First Refusal, Non-Competition Agreement, the First Amendment to Non-Competition Agreement and the Unsecured Promissory Noted entered into in connection with these transactions are filed as exhibits 10.90 to 10.94 to this Current Report on Form 8-K.

          A copy of the November 17, 1999 press release is filed as Exhibit
99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

PIONEER BANKRUPTCY PROCEEDINGS

         On October 21, 1999, SFGC's subsidiaries, Pioneer Finance Corp. ("PFC") and Pioneer Hotel Inc. ("PHI"), filed a ballot report with respect to PFC.'s and PHI's Second Amended Plan of Reorganization (Joint Plan"), indicating that ballots were received as outlined in the table below from holders of PFC 13.5% First Mortgage Bonds ("13.5% Notes"). A copy of the Ballot Report is filed as Exhibit 10.96 to this Current Report on Form 8-K.


                              Number of Votes From Holders of Class 3 Claims
                              ----------------------------------------------

Total number of votes:            656                            100.00%

Number of acceptances:            557                             84.91%

Number of rejections               99                             15.09%


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

                                          Amount of Class 3 Claims Voted
                                          ------------------------------
Total Amount Voted:               $48,388,592.00                       100.00%

Amount of Acceptances:             34,778,333.00                        71.87%

Amount of Rejections               13,610,259.00                        28.13%


         On October 25, 1999, PFC and PHI (PFC and PHI together the "Debtors") commenced confirmation hearings on the Joint Plan. Pursuant to the Joint Plan, the Debtors were required to meet certain additional thresholds to confirm the Joint Plan, including receiving ballots in favor of the plan equal to sixty-seven (67%) of the total principal amount of 13.5% Notes ($54,972,389). The percentage of acceptances received represented approximately 63.27% of the total outstanding principal amount of 13.5% Notes. The Debtors proposed certain modifications to the Joint Plan to satisfy the threshold without resoliciting the Joint Plan, as modified, which were not permitted at the hearing, with the Court ruling proposed modifications would require future solicitation. The court terminated the Debtors exclusivity, expressly subject to reinstatement, thereby granting other parties in interest the right to file a plan to reorganize the Debtors before December 3, 1999. The court has scheduled hearings on the resolicitation of the Debtors Joint Plan for December 14, 1999.

         The Joint Plan was filed in accordance with the consents obtained from holders of approximately 75% of the outstanding principal amount of 13.5% Notes, pursuant to which PFC agreed to file for relief under Chapter 11 and the consenting holders agreed to vote to accept a plan of reorganization substantially similar to the treatment proposed in the Consent Solicitation Statement, dated October 23, 1998, as amended. ("Consent Solicitation"). The Debtors received ballots aggregating approximately $8.1 million principal amount of 13.5% Notes against the Joint Plan from holders 13.5% Notes who had agreed to support the Joint Plan in connection with a Consent Solicitation, including, one holder who acquired approximately $6.2 million of consented bonds subsequent to the Consent Solicitation pursuant to the terms of the restricted legend on the consented bonds, in which the holder agreed to vote to accept a plan of reorganization substantially similar to the treatment proposed in the Consent Solicitation.

         In May, 1999, the Company was advised that a consenting holder attempted to transfer or did transfer an interest in approximately $3.0 million principal amount of 13 1/2% Notes without complying with the restriction on transfer. In July 1999, PFC commenced an adversary action seeking injunctive relief preventing the transfer without strict compliance with the terms of the restrictive legend. In addition, the Debtors have filed a complaint for specific performance of contract against certain known holders of consented bonds who voted against the Debtors Plan, including the one holder of

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approximately $6.2 million of consented bonds. In October 1999, Hudson Bay
Partners filed a motion for summary judgement contesting the enforceability of the terms in the Consent Solicitation. On December 13, 1999, the Court is scheduled to conduct a hearing on the motion.

         On November 10, 1999, Hudson Bay Partners commenced an adversary proceeding against the Debtors and SFGC seeking declaratory and injunctive relief asserting, among other matters, the validity of the consents obtained in the Consent Solicitation. Hudson Bay has scheduled a hearing on a motion for a preliminary injunction on December 13, 1999.

         On September 8, 1999 SFGC entered into a Forbearance Agreement with a non-consenting PFC bondholder, GMS Group, LLC ("GMS"), regarding an action commenced by GMS in the Supreme Court of the State of New York against SFGC seeking to enforce the guaranteed obligations of SFGC under Pfc.'s 13.5% Notes. Generally, the terms of the Forbearance Agreement require suspension of the New York litigation until May 31, 2000 (or as early as November 30, 1999 upon the occurrence of certain events), an affirmative vote by GMS in favor of the Joint Plan, reimbursement to GMS for its incurred legal fees and expenses, and a waiver by SFGC of any defenses and right to oppose the motion for summary judgment brought by GMS in the New York litigation. A copy of the Forbearance Agreement is filed as Exhibit 10.97 to this Current Report on Form 8-K.

ITEM 7.  EXHIBITS

         The following are filed as exhibits to this Current Report on form 8-K:

         99.1   Press release dated November 17, 1999.

         10.90 Purchase and Sale Agreement dated November 15, 1999 by and between SLVC and STN.

         10.91 Right of First Refusal dated November 15, 1999 by and among STN, SFGC and SFHI.

         10.92 Non-Competition Agreement dated November 15, 1999 by and among STN, SFHI, SLVC and SFGC.

         10.93 First Amendment to Non-Competition Agreement dated November 16, 1999 by and among STN, SFHI, SLVC and SFGC.

         10.94 Unsecured Promissory Note dated November 15, 1999 by STN to SLVC and the Rider to Station Casinos, Inc. Note dated November 15, 1999,

         10.95 Second Amendment to Second Amended and Restated Note Purchase Agreement dated November 15, 1999 by and among SLVC, SFGC, SunAmerica Life Insurance Company and Anchor National Life Insurance Company.

         10.96  Ballot Report dated October 25, 1999

         10.97 Forbearance Agreement dated September 8,1999 by and between SFGC and GMS Group, LLC.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SANTA FE GAMING CORPORATION,
                                         a Nevada corporation

                                         By:   /s/
                                            ------------------------------
                                         Name:   Thomas K. Land
                                         Title:  Senior Vice President and
                                                 Chief Financial Officer

November _19, 1999